UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

Inari Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Parker, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 923-4747

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NARI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

On June 21, 2021, the Board of Directors (the “Board”) of Inari Medical, Inc., a Delaware corporation (the “Company”) determined to increase the size of the Board from six (6) directors to seven (7) directors and appointed Rebecca Chambers as a new member of the Board and as a member of the Audit Committee of the Board, with such appointment to be effective immediately. Mr. Nielsen will no longer serve on the Audit Committee effective as of the date of Ms. Chambers' appointment. Ms. Chambers’ term of office as a Class I Director will expire at the Company’s 2024 annual meeting of stockholders or until her successor has been elected and qualified or her earlier death, resignation or removal.  The Board has determined that Ms. Chambers is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of the Nasdaq stock market.

Since June 2019, Ms. Chambers has served as the Chief Financial Officer of Outset Medical, Inc., a NASDAQ listed medical technology company pioneering a novel technology to reduce the cost and complexity of dialysis. Prior to that, she was at Illumina, a NASDAQ listed genetic tools company, where she served in a number of roles: as the Vice President, Financial Planning and Analysis from July 2017 to May 2019, as Vice President, Investor Relations and Treasury from April 2015 to June 2017, and as Senior Director, Investor Relations from October 2012 to April 2015. Previously, Ms. Chambers served as Head of Investor Relations and Corporate Communications at Myriad Genetics, a NASDAQ listed molecular diagnostic company, from January 2011 to October 2012, and in various roles in investor relations at Life Technologies, a biotechnology company, from May 2009 to December 2010. She also previously held positions with Bank of America, a financial services company, and Millennium Pharmaceuticals, a biopharmaceutical company that was acquired by Takeda Pharmaceuticals Co. Ms. Chambers holds a B.S. from John Carroll University and an M.B.A. from The S.C. Johnson Graduate School of Management, Cornell University.

Ms. Chambers will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 16, 2021.

There are no arrangements or understandings between Ms. Chambers and any other persons pursuant to which she was appointed as a director.  Furthermore, there are no transactions in which Ms. Chambers has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On June 21, 2021, the Company issued a press release announcing the appointment of Ms. Chambers.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INARI MEDICAL, INC.

Date:	June 22, 2021	By:	/s/ William Hoffman
William Hoffman President and Chief Executive Officer